UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2011

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 602-244-6600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 28, 2011, ON Semiconductor Corporation issued a press release announcing that it has completed its acquisition of the CMOS Image Sensor Business Unit from Cypress Semiconductor in an all cash transaction for approximately $31.4 million, subject to adjustment under the purchase agreement. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 28, 2011 entitled “ON Semiconductor Completes Acquisition of CMOS Image Sensor Business Unit from Cypress”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2011	ON SEMICONDUCTOR CORPORATION
(Registrant)

	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 28, 2011 entitled “ON Semiconductor Completes Acquisition of CMOS Image Sensor Business Unit from Cypress”

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